As filed with the Securities and Exchange Commission on March 20, 1998

                                   Registration No. 333-




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933


                          McKESSON CORPORATION
        (Exact name of registrant as specified in its charter)


Delaware                                     94-3207296
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)


             McKesson Corporation 1994 Stock Option
                    and Restricted Stock Plan
                      (Full Title of Plan)


Nancy A. Miller                         Ivan D. Meyerson
Vice President and                      Vice President and
 Corporate Secretary                     General Counsel
One Post Street                         One Post Street
San Francisco, CA 94104                 San Francisco, CA 94104
(Name and address of agents for service)

                         (415) 983-8300
(Telephone number, including area code, of agents for service)


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

H:\WPDATA\DOCS\S8-RPT\S8-94RSP.98
                    CALCULATION OF REGISTRATION FEE




                          Proposed      Proposed
Title of                  Maximum       Maximum
Securities     Amount to  Offering      Aggregate      Amount of
to be          be Regis-  Price         Offering       Registra-
Registered     tered      Per Share     Price          tion Fee
----------------------------------------------------------------
Common Stock
par value $.01
per share      7,500,000  $59.438(1)    $445,785,000(1)  $131,507

Options to     7,500,000    9.00(2)       67,500,000(2)    19,913
Purchase
Common
Stock

Rights to
purchase
Preferred
Stock (3)      7,500,000  N/A           N/A              N/A

Total
Registration
Fee            N/A        N/A           N/A              $151,420


------------

(1) In accordance with Rule 457, calculated on the basis of the average of the high and low prices of the Company's Common
     Stock as reported on the New York Stock Exchange on March
     17, 1998.

(2) Estimated pursuant to Rule 457(i) on the basis of the proposed offering price solely for the purpose of calculating the registration fee.

(3)  Associated with the Common Stock are Rights to purchase
     Series A Junior Participating Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.


------------




INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 21, 1994 (as amended by Post-Effective Amendment No. 1 filed February 7, 1995) (File No. 33-86536), February 18, 1997 (File No. 333-21931),
August 1, 1997 (File No. 333-32643), and December 23, 1997 (File No. 333-43101) are hereby incorporated by reference.

Incorporation of Certain Documents by Reference

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended
          March 31, 1997.

     (b)  Quarterly Reports on Form 10-Q for the quarters ended
          June 30, September 30 and December 31, 1997.

     (c) Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997 as further amended by Amendment No. 2 on Form 8-K/A, filed on April 28, 1997), April 7, 1997, June 13, 1997, June 24, 1997, September 5, 1997,
          September 24, 1997, October 31, 1997, February 24, 1998, and March 19, 1998.

     (d) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 20th day of March 1998.

                                   McKESSON CORPORATION
                                   (Registrant)


                                   /s/ Nancy A. Miller
                                   By:  Nancy A. Miller
                                   Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of March
1998.


Signature                Title
---------                -----


*
-----------------
Mark A. Pulido           President and
                         Chief Executive Officer and Director
                         (Principal Executive Officer)


*
-----------------
Richard H. Hawkins       Vice President and
                         Chief Financial Officer
                         (Principal Financial Officer)


*
-----------------
Heidi E. Yodowitz        Controller
                         (Principal Accounting Officer)


*
-----------------
Alan J. Seelenfreund     Director, Chairman of the Board


*
-----------------
Mary G.F. Bitterman      Director



*
-----------------
Tully M. Friedman        Director


*
-----------------
David S. Pottruck        Director


*
----------------
John M. Pietruski        Director


*
----------------
Carl E. Reichardt        Director


*
----------------
Jane E. Shaw             Director







*By: Nancy A. Miller
     ---------------
     (Attorney-in-Fact)












                        INDEX TO EXHIBITS



Exhibit
 No.                Description
----------------------------------------------------------------

4.1 Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10 and incorporated herein by reference.

5.1*      Opinion of Ivan D. Meyerson, Vice President and
          General Counsel of the Registrant regarding the legality of the securities being offered.

23.1*     Consent of Ivan D. Meyerson, Vice President and
          General Counsel of the Registrant is included in
          Exhibit 5.1 to this Registration Statement.

23.2*     Independent Auditors' Consent

24.1* Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.




--------------------
* Filed herewith


















                                        EXHIBITS 5.1  and 23.1


March 20, 1998


McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA 94104




I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"). In that capacity I have reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 7,500,000 shares of the Company's Common Stock, and options to purchase shares of the Company's Common Stock, par value $0.01 per share, issuable pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "Plan"). As General Counsel, I am familiar with the Company's Restated Certificate of Incorporation and its Restated By-Laws, as amended to date. I have also examined such other documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that such shares of Common Stock, and options to purchase shares of Common Stock, of the Company, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

Very truly yours,





/s/Ivan D. Meyerson
Vice President and General Counsel








                                                  EXHIBIT 23.2





                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McKesson Corporation ("McKesson") on Form S-8 of our report dated May 16, 1997 on McKesson's consolidated financial statements and consolidated supplementary financial schedule, both such reports appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8-K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.



/s/DELOITTE & TOUCHE LLP





DELOITTE & TOUCHE LLP
San Francisco, California
Dallas, Texas



March 19, 1998














                                                  EXHIBIT 24.1




                           POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), registering shares of Common Stock, and registering options to purchase shares of Common Stock, $0.01 par value, of the Company to be issued by the Company pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan; and

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Ivan D. Meyerson and Nancy A. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 20th day of March, 1998.



/s/Mark A. Pulido



/s/Richard H. Hawkins



/s/Heidi E. Yodowitz



/s/Alan J. Seelenfreund



/s/Mary G.F. Bitterman



/s/Tully M. Friedman



/s/John M. Pietruski



/s/David S. Pottruck



/s/Carl E. Reichardt



/s/Jane E. Shaw





















March 20, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549-1004

Re:  McKesson Corporation - Direct Transmission
     Form S-8 Registration Statement

Ladies and Gentlemen:

On behalf of McKesson Corporation (the "Company"), and in connection with the registration of 7,500,000 additional shares of Common Stock, and 7,500,000 options to purchase Common Stock, $0.01 par value, of the Company to be issued by the Company pursuant to the 1994 Stock Option and Restricted Stock Plan, we transmit herewith for filing under the Securities Act of 1933, as amended, the Company's registration statement on Form S-8, together with all exhibits, other than those previously filed with the Commission and incorporated herein by reference.

Payment of the registration fee in the amount of $151,420 was remitted by wire transfer to the Commission's account at Mellon
Bank in Pittsburgh, PA on March 19, 1998.

Should you have any questions concerning this filing, please telephone me collect (tel. (415) 983-8301) or, in my absence, Ivan Meyerson, Vice President and General Counsel for the Company
(tel. (415) 983-8319).

Very truly yours,

McKESSON CORPORATION




By /s/NANCY A. MILLER
Vice President and Corporate Secretary

NAM/DTI/it
cc:  New York Stock Exchange, Inc.
     Pacific Exchange, Inc.